Exhibit 99.1
JPMORGAN CHASE & CO./THE BEAR STEARNS COMPANIES INC.
Unaudited Pro Forma Combined Financial Information
for the three months ended March 31, 2008, and the year ended December 31, 2007
The following unaudited pro forma combined financial information and explanatory notes present how the combined financial statements of JPMorgan Chase and Bear Stearns may have appeared had the companies actually been combined as of the dates indicated. The unaudited pro forma combined income statements for the three months ended March 31, 2008, and the year ended December 31, 2007, give effect to the Merger as if it had been completed on January 1, 2007. The unaudited pro forma combined balance sheet at March 31, 2008, assumes the Merger was completed on that date. The financial statements presented for JPMorgan Chase are as of and for the three months ended March 31, 2008, and for the year ended December 31, 2007, and the financial statements presented for Bear Stearns are as of and for the three months ended February 29, 2008, and for the year ended November 30, 2007. The unaudited pro forma combined financial information shows the impact of the Merger on JPMorgan Chase’s and Bear Stearns’ combined financial position and results of operations under the purchase method of accounting with JPMorgan Chase treated as the acquirer. Under this method of accounting, JPMorgan Chase will record the assets and liabilities of Bear Stearns at their estimated fair values as of the date the Merger is completed.
The unaudited pro forma combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of both JPMorgan Chase and Bear Stearns.
The unaudited pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the periods presented. In addition, as explained in more detail in the accompanying notes to unaudited pro forma combined financial information, the resulting extraordinary gain reflected in the unaudited pro forma combined financial information is subject to adjustment. Bear Stearns is a broker-dealer, and many of the assets and liabilities on its consolidated balance sheet are financial assets carried at fair value, or are short-term in nature. For those assets and liabilities that are short-term in nature, their carrying value approximates fair value. For purposes of these unaudited pro forma combined financial statements no valuation adjustments were applied to Bear Stearns’ assets and liabilities that are carried at fair value or those which are short-term in nature, except for adjustments to reflect JPMorgan Chase’s credit spreads on trading liabilities and long-term debt. The adjustments included in these unaudited pro forma combined financial statements are preliminary and may be revised. The fair value of Bear Stearns’ pro forma net assets at February 29, 2008, is estimated to be $10.3 billion, which exceeds the estimated $1.5 billion purchase price. This results in negative goodwill. In accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), nonfinancial assets that are not to be disposed of by sale, such as Bear Stearns’ premises and equipment and other intangibles, will be written down against the negative goodwill. Upon consummation of the Merger, any negative goodwill remaining after writing down nonfinancial assets will be recognized as an extraordinary gain. For further information, see Note 3 to these unaudited pro forma combined financial statements. The allocation of negative goodwill to nonfinancial assets and the amount of the extraordinary gain will be determined after completion of a fair value analysis of Bear Stearns’ assets and liabilities as of May 30, 2008, the closing date of the Merger. Under U.S. GAAP, the allocation of the purchase price may be modified up to one year after the closing date, as more information is obtained about the fair value of assets acquired and liabilities assumed. This unaudited pro forma combined financial information represents management’s current estimate of the combined financial information based on available financial information of JPMorgan Chase and Bear Stearns as of March 31, 2008. The final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented in this document.

JPMORGAN CHASE & CO./THE BEAR STEARNS COMPANIES INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Three Months Ended March 31, 2008 and February 29, 2008
In millions (except per share data)

	JPMorgan Chase	Bear Stearns
	Three months ended	Three months ended	Reporting		Pro forma		Pro forma
	March 31, 2008	February 29, 2008	reclassifications		adjustments		combined

Revenue
Investment banking fees	$1,216	$230	$(78	)(1)	$—		$1,354
			(14	)(2)
Principal transactions	(803)	515	14	(2)	3	(A)	(269)
			2	(3)
Lending & deposit-related fees	1,039	—	—		—		1,039
Asset management, administration and commissions	3,596	—	(778	)(4)	—		2,966
			148	(5)
Asset management and other income	—	154	(154	)(5,6)	—		—
Commissions	—	330	(330	)(7)	—		—
Brokerage commissions	—	—	1,108	(4,7)	—		1,108
Securities gains (losses)	33	—	—		—		33
Mortgage fees and related income	525	—	76	(1,3)	—		601
Credit card income	1,796	—	—		—		1,796
Other income	1,829	—	6	(6)	—		1,835

Noninterest revenue	9,231	1,229	—		3		10,463

Interest income	17,532	2,198	—		—		19,730
Interest expense	9,873	1,948	—		33	(B)	11,854

Net interest income	7,659	250	—		(33)		7,876

Total net revenue	16,890	1,479	—		(30)		$18,339

Provision for credit losses	4,424	—	—		—		4,424

Noninterest expense
Compensation expense	4,951	754	—		—		5,705
Occupancy expense	648	73	—		(7	)(C)	714
Technology, communications and equipment expense	968	154	(21	)(8)	(35	)(C)	1,066

Professional & outside services	1,333	100	(273	)(8,9)	—		1,160
Floor brokerage, exchange and clearance expense	—	79	294	(9)	—		373
Marketing	546	40	—		—		586
Other expense	169	126	(1	)(11)	5	(D)	299
Amortization of intangibles	316	—	1	(11)	—		317
Merger costs	—	—	—		—		—

Total noninterest expense	8,931	1,326	—		(37)		10,220

Income from continuing operations before income tax expense	3,535	153	—		7		3,695
Income tax expense	1,162	38	—		4	(E)	1,204

Income from continuing operations	$2,373	$115	$—		$3		$2,491

Per common share information

Income from continuing operations:
Basic earnings per share	$0.70	$0.89					$0.73
Diluted earnings per share	0.68	0.86					0.71
Average common shares outstanding	3,396	129			(102	)(F)	3,423
Average diluted common shares outstanding	3,495	139			(112	)(F)	3,522

JPMORGAN CHASE & CO./THE BEAR STEARNS COMPANIES INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2007 and November 30, 2007
In millions (except per share data)

	JPMorgan Chase	Bear Stearns
	Year ended	Year ended	Reporting		Pro forma		Pro forma
	December 31, 2007	November 30, 2007	reclassifications		adjustments		combined

Revenue
Investment banking fees	$6,635	$1,380	$(286	)(1)	$—		$7,706
			(23	)(2)
Principal transactions	9,015	1,323	23	(2)	12	(A)	10,243
			(130	)(3)	—
Lending & deposit-related fees	3,938	—	—		—		3,938
Asset management, administration and commissions	14,356	—	(2,702	)(4)	—		12,251
			597	(5)
Asset management and other income	—	623	(623	)(5,6)	—		—
Commissions	—	1,269	(1,269	)(7)	—		—
Brokerage commissions	—	—	3,971	(4,7)	—		3,971
Securities gains (losses)	164	—	—		—		164
Mortgage fees and related income	2,118	—	416	(1,3)	—		2,534
Credit card income	6,911	—	—		—		6,911
Other income	1,829	—	26	(6)	—		1,855

Noninterest revenue	44,966	4,595	—		12		49,573

Interest income	71,387	11,556	—		—		82,943
Interest expense	44,981	10,206	—		132	(B)	55,319

Net interest income	26,406	1,350	—		(132)		27,624

Total net revenue	71,372	5,945	—		(120)		77,197

Provision for credit losses	6,864	—	—		—		6,864

Noninterest expense
Compensation expense	22,689	3,425	—		—		26,114
Occupancy expense	2,608	264	—		(23	)(C)	2,849
Technology, communications and equipment expense	3,779	578	(85	)(8)	(131	)(C)	4,141
Professional & outside services	5,140	362	(929	)(8,9)	—		4,573
Floor brokerage, exchange and clearance expense	—	279	1,014	(9)	—		1,293
Marketing	2,070	179	—		—		2,249
Other expense	3,814	438	221	(10,11)	(227	)(G)	4,267
					21	(D)
Impairment of goodwill and specialist rights	—	227	(227	)(10)	—		—
Amortization of intangibles	1,394	—	6	(11)	—		1,400
Merger costs	209	—	—		—		209

Total noninterest expense	41,703	5,752	—		(360)		47,095

Income from continuing operations before income tax expense	22,805	193	—		240		23,238
Income tax expense (benefit)	7,440	(40)	—		84	(E)	7,484

Income from continuing operations	$15,365	$233	$—		$156		$15,754

Per common share information

Income from continuing operations:
Basic earnings per share	$4.51	$1.68					$4.59
Diluted earnings per share	4.38	1.52					4.44
Average common shares outstanding	3,404	130			(102	)(F)	3,432
Average diluted common shares outstanding	3,508	146			(107	)(F)	3,547

JPMORGAN CHASE & CO./THE BEAR STEARNS COMPANIES INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
March 31, 2008 and February 29, 2008
In millions

	JPMorgan Chase	Bear Stearns	Reporting		Pro forma		Pro forma
	March 31, 2008	February 29, 2008	reclassifications		adjustments		combined

Assets
Cash and due from banks	$46,888	$20,786	$—		$(1,117	)(H)	$95,136
					29,000	(I)
					(421	)(J)
Deposits with banks	12,414	—	—		—		12,414
Cash and securities deposited with clearing organizations or segregated in compliance with federal regulations	—	14,910	(14,910	)(1)	—		—

Federal funds sold and securities purchased under resale agreements	203,176	—	26,888	(2)	(12,900	)(K)	217,164
Collateralized agreements:
Securities purchased under agreements to resell	—	26,888	(26,888	)(2)	—		—
Securities borrowed	81,014	87,143	—		(6,538	)(L)	161,619
Securities received as collateral	—	15,371	—		—		15,371
Trading assets	485,280	—	170,065	(3,4,12)	(1,851	)(M)	624,829
					(150	)(N)
					(29,000	)(I)
					485	(J)

Financial instruments owned, at fair value	—	118,201	(118,201	)(3)	—		—
Financial instruments owned and pledged as collateral, at fair value	—	22,903	(22,903	)(4)	—		—
Securities	101,647	—	—		—		101,647
Loans	537,056	—	—		(5,850	)(O)	531,206
Allowance for loan losses	(11,746)	—	—		—		(11,746)

Loans, net of Allowance for loan losses	525,310	—	—		(5,850)		519,460
Accrued interest and accounts receivable	50,989	—	488	(5)	—		28,791
			247	(6)
			(22,933	)(7)
Receivables:
Customers	—	41,990	(41,990	)(8)	—		—
Brokers, dealers and others	—	10,854	(10,854	)(8)	—		—
Interest and dividends	—	488	(488	)(5)	—		—
Brokerage receivables	—	—	52,844	(8)	(5,051	)(P)	70,726
			22,933	(7)
Premises and equipment	9,457	608	—		(608	)(Q)	9,457
Goodwill	45,695	—	81	(9)	(81	)(R)	45,695
Other intangible assets:
Mortgage servicing rights	8,419	—	771	(10)	—		9,190
Purchased credit card relationships	2,140	—	—		—		2,140
All other intangibles	3,815	—	8	(11)	(8	)(R)	3,815
Other assets	66,618	8,862	14,833	(1,6,9,10,11,13)	(669	)(S)	88,857
					24	(T)
					(1,097	)(U)
					286	(A)
Assets of variable interest entities and mortgage loan special purpose entities	—	29,991	(28,961	)(12)	—		—
			(1,030	)(13)

Total assets	$1,642,862	$398,995	$—		$(35,546)		$2,006,311

JPMORGAN CHASE & CO./THE BEAR STEARNS COMPANIES INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET (Continued)
March 31, 2008 and February 29, 2008
In millions

	JPMorgan Chase	Bear Stearns	Reporting		Pro forma		Pro forma
	March 31, 2008	February 29, 2008	reclassifications		adjustments		combined

Liabilities
Deposits	$761,626	$—	$—		$(1,117	)(H)	$760,509
Federal funds purchased and securities sold under repurchase agreements	192,633	—	98,272	(14)	12,900	(J)	271,491
			(19,514	)(15)	(12,900	)(K)
			100	(16)
Collateralized financings:
Securities sold under agreements to repurchase	—	98,272	(98,272	)(14)	—		—
Securities loaned	—	4,874	(4,874	)(17)	—		—
Other secured borrowings	—	7,778	(7,778	)(18)	—		—
Securities loaned	—	—	24,388	(15,17)	6,533	(J)	24,383
					(6,538	)(L)
Commercial paper	50,602	—	3,907	(19)	—		54,509
Unsecured short-term borrowings	—	8,538	(4,007	)(16,19)	—		—
			(4,531	)(20)
Obligation to return securities received as collateral	—	15,371	—		—		15,371
Other borrowed funds	28,430	—	12,309	(18,20)	5,850	(J)	40,739
					(5,850	)(O)
Trading liabilities	157,965	—	51,544	(21)	164	(V)	207,872
					50	(J)
					(1,851	)(M)
Financial instruments sold, but not yet purchased, at fair value	—	51,544	(51,544	)(21)	—		—

Accounts payable, accrued expense and other liabilities	106,088	—	69,421	(22,24,25,26)	352	(D)	149,923
					(25,269	)(J)
					(669	)(S)
Payables:
Customers	—	91,632	(91,632	)(22)	—		—
Brokers, dealers and others	—	5,642	(5,642	)(23)	—		—
Interest and dividends	—	853	(853	)(22)	—		—
Brokerage payables	—	—	5,642	(23)	(5,051	)(P)	27,758
			27,167	(24)
Accrued employee compensation and benefits	—	360	(360	)(25)	—		—
Other liabilities and accrued expenses	—	3,743	(3,743	)(26)	—		—
Beneficial interests issued by consolidated variable interest entities	14,524	—	26,739	(27)	—		41,263
Liabilities of variable interest entities and mortgage loan special purpose entities	—	26,739	(26,739	)(27)	—		—
Long-term debt	189,995	71,753	(263	)(28)	(618	)(B)	261,655
					788	(V)
Junior subordinated deferrable interest debentures held by trusts that issued guaranteed capital debt securities	15,372	—	263	(28)	—		15,635

Total liabilities	1,517,235	387,099	—		(33,226)		1,871,108

Stockholders’ equity
Preferred stock	—	352			(352	)(D)	—
Common stock	3,658	185			(185	)(W)	3,658
Capital surplus	78,072	—			303	(X)	78,375
Paid-in capital	—	5,619			(5,619	)(W)	—
Employee stock compensation plans	—	2,164			(2,164	)(W)	—
Retained earnings	55,762	9,419			8,259	(Y)	64,021
					(9,419	)(W)
Accumulated other comprehensive income (loss)	(512)	25			(25	)(W)	(512)
Shares held in RSU Trust	—	(2,955)			(269	)(Z)	(269)
					2,955	(W)
Treasury stock, at cost	(11,353)	(2,913)			2,913	(W)	(10,070)
					1,283	(X)

Total stockholders’ equity	125,627	11,896			(2,320)		135,203

Total liabilities and stockholders’ equity	$1,642,862	$398,995	$—		$(35,546)		$2,006,311

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Note 1 — Basis of Pro Forma Presentation
The unaudited pro forma combined financial information relating to the Merger of JPMorgan Chase with Bear Stearns is presented as of and for the three months ended March 31, 2008, for JPMorgan Chase, and as of and for the three months ended February 29, 2008, for Bear Stearns, and for the year ended December 31, 2007, for JPMorgan Chase, and for the year ended November 30, 2007, for Bear Stearns.
The reporting reclassifications column represents the change in presentation of the historical consolidated financial statements of Bear Stearns and JPMorgan Chase to conform to the preliminary presentation of such information for the combined entity as discussed in Note 2. For purposes of identifying the reclassification between line items on the financial statements, numerical references are provided to reflect where balances have been reclassified.
JPMorgan Chase and Bear Stearns are in the process of reviewing their accounting and reporting policies and, as a result of this review, it may be necessary to adjust either JPMorgan Chase’s or Bear Stearns’ financial statements to conform to those accounting policies that are determined by the combined company to be most appropriate. While some reclassifications have been included in the unaudited pro forma combined financial information included in this document, further reclassifications may be necessary upon the completion of this review. Final determination of financial statement presentation will be completed following consummation of the Merger.
Material intercompany transactions have been eliminated from the accompanying unaudited pro forma combined financial information. However the information does not reflect the elimination of hedge accounting results. Management believes this presentation is more reflective of the pro forma results of the combined entity, as derivatives that have qualified for hedge accounting in the periods presented will continue to qualify as hedges until the date the Merger is completed, and it is management’s intent to replace derivatives currently used for hedging purposes that will become intercompany with new third-party derivative contracts.
The pro forma adjustments reflect the conversion of 133,301,834 shares of Bear Stearns common stock into JPMorgan Chase common stock using an exchange ratio of 0.21753 multiplied by the JPMorgan Chase average common share price of $45.26 (which represents the average of the closing prices of JPMorgan Chase common stock for the four trading days during the period March 19, 2008, through March 25, 2008). As of February 29, 2008, Bear Stearns had 184,805,847 shares of common stock outstanding, of which 39,135,671 shares were held as treasury shares and will be cancelled at the merger date. In addition, through March 31, 2008, JPMorgan Chase held 12,368,342 shares of Bear Stearns common stock acquired with cash in the open market, which it intends to cancel on the merger date (along with the 95,000,000 newly-issued shares it acquired on April 8, 2008, pursuant to the Share Exchange Agreement). Bear Stearns common stock outstanding includes 27,316,339 shares held in an irrevocable grantor trust (the “RSU Trust”) for settlement of stock awards granted to selected employees and certain key executives under certain share-based payment arrangements. Also included in the purchase price of the Merger is the estimated fair value of the outstanding Bear Stearns employee stock awards, substantially all of which are expected to be fully vested immediately after the merger date under provisions that provide for accelerated vesting upon a change of control. The estimated fair value of Bear Stearns employee stock awards that will be vested as of the merger date (which includes the shares held by the RSU Trust) is $274 million. The total estimated purchase price of the Merger for purposes of this pro forma financial information is $1.5 billion.
The Merger will be accounted for using the purchase method of accounting, which requires that the assets and liabilities of Bear Stearns be recorded at their estimated fair values as of the date of acquisition.
The unaudited pro forma combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of the period presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma combined financial information, the resulting extraordinary gain reflected in the unaudited pro forma combined financial information is subject to adjustment. Bear Stearns is a broker-dealer, and many of the assets and liabilities on its consolidated balance sheet are financial assets carried at fair value, or are short-term in nature. For those that are short term in nature, the carrying value approximates fair value. For purposes of these unaudited pro forma combined financial statements no valuation adjustments were applied to Bear Stearns’ assets and liabilities carried at fair value or those which are short-term in nature, except for adjustments to reflect JPMorgan Chase’s credit spreads on trading liabilities and long-term debt. The adjustments included in these unaudited pro forma combined financial statements are preliminary and may be revised. The fair value of Bear

Stearns’ pro forma net assets at February 29, 2008, is estimated to be $10.3 billion, which exceeds the estimated $1.5 billion purchase price. This results in negative goodwill. In accordance with U.S. GAAP, nonfinancial assets that are not held for sale, such as Bear Stearns’ premises and equipment, and other intangibles, will be written down against the negative goodwill. Upon consummation of the Merger, any negative goodwill remaining after writing down nonfinancial assets will be recognized as an extraordinary gain. For further information, see Note 3 to these unaudited pro forma combined financial statements. The allocation of negative goodwill to nonfinancial assets and the amount of the extraordinary gain will be determined after completion of a fair value analysis of Bear Stearns’ assets and liabilities as of May 30, 2008, the closing date of the Merger. The final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments presented in this document.
Note 2 — Reporting Reclassifications
Income Statement
1–	Adjustment to reclassify Bear Stearns’ mortgage servicing fees and advances from investment banking fees into mortgage fees and related income to conform to JPMorgan Chase’s classification.

2–	Adjustment to reclassify Bear Stearns’ merchant banking revenue from investment banking fees into principal transactions revenue to conform to JPMorgan Chase’s classification.

3–
Adjustment to reclassify Bear Stearns’ changes in the fair value of mortgage servicing rights from principal transactions revenue into mortgage fees and related income to conform to JPMorgan Chase’s classification.

4–
Adjustment to reclassify JPMorgan Chase’s brokerage commissions from asset management, administration and commissions into brokerage commissions to conform to the combined JPMorgan Chase classification.

5–
Adjustment to reclassify Bear Stearns’ asset management income from asset management and other income into asset management, administration and commissions to conform to JPMorgan Chase’s classification.

6–	Adjustment to reclassify Bear Stearns’ other income from asset management and other income into other income to conform to JPMorgan Chase’s classification.

7–	Adjustment to reclassify Bear Stearns’ commissions income into brokerage commissions income to conform to the combined JPMorgan Chase classification.

8–
Adjustment to reclassify Bear Stearns’ information technology consultant expense from technology, communications and equipment expense into professional & outside services to conform to JPMorgan Chase’s classification.

9–
Adjustment to reclassify JPMorgan Chase’s brokerage commission expense from professional & outside services into floor brokerage, exchange and clearance expense to conform to the combined JPMorgan Chase classification.

10–
Adjustment to reclassify Bear Stearns’ impairment of goodwill and specialist rights recognized during the year ended November 30, 2007, into other expense to conform to JPMorgan Chase’s classification.

11–	Adjustment to reclassify Bear Stearns’ amortization of intangibles from other expense into amortization of intangibles to conform to JPMorgan Chase’s classification.
Balance Sheet
1–
Adjustment to reclassify Bear Stearns’ cash and securities deposited with clearing organizations from cash and securities deposited with clearing organizations or segregated in compliance with federal regulations into other assets to conform to JPMorgan Chase’s classification.

2–
Adjustment to reclassify Bear Stearns’ collateralized agreements: securities purchased under agreements to resell into federal funds sold and securities purchased under resale agreements to conform to JPMorgan Chase’s classification.

3–	Adjustment to reclassify Bear Stearns’ financial instruments owned, at fair value into trading assets to conform to JPMorgan Chase’s classification.

4–	Adjustment to reclassify Bear Stearns’ financial instruments owned and pledged as collateral, at fair value into trading assets to conform to JPMorgan Chase’s classification.

5–	Adjustment to reclassify Bear Stearns’ receivables, interest and dividends into accrued interest and accounts receivable to conform to JPMorgan Chase’s classification.

6–	Adjustment to reclassify Bear Stearns’ accounts receivable and fees receivable from other assets into accrued interest and accounts receivable to conform to JPMorgan Chase’s classification.

7–
Adjustment to reclassify JPMorgan Chase’s brokerage-related receivables from accrued interest and accounts receivable into brokerage receivables to conform to the combined JPMorgan Chase classification.

8–	Adjustment to reclassify Bear Stearns’ receivables from brokerage customers, brokers, dealers and others into brokerage receivables to conform to the combined JPMorgan Chase classification.

9–	Adjustment to reclassify Bear Stearns’ goodwill from other assets into goodwill to conform to JPMorgan Chase’s classification.

10–	Adjustment to reclassify Bear Stearns’ mortgage servicing rights from other assets into mortgage servicing rights to conform to JPMorgan Chase’s classification.

11–	Adjustment to reclassify Bear Stearns’ intangibles from other assets into all other intangibles to conform to JPMorgan Chase’s classification.

12–
Adjustment to reclassify Bear Stearns’ assets of variable interest entities and mortgage loan special purpose entities’ instruments related to mortgage securitizations; and collateralized debt and loan obligations into trading assets to conform to JPMorgan Chase’s classification.

13–
Adjustment to reclassify Bear Stearns’ assets of variable interest entities and mortgage loan special purpose entities related to employee funds and energy investments into other assets to conform to JPMorgan Chase’s classification.

14–
Adjustment to reclassify Bear Stearns’ collateralized financings related to securities sold under agreements to repurchase into federal funds purchased and securities sold under repurchase agreements to conform to JPMorgan Chase’s classification.

15–
Adjustment to reclassify JPMorgan Chase’s securities loaned from federal funds purchased and securities sold under repurchase agreements into securities loaned to conform to the combined JPMorgan Chase classification.

16–
Adjustment to reclassify Bear Stearns’ unsecured borrowings related to federal funds purchased from unsecured short-term borrowings into federal funds purchased and securities sold under repurchase agreements to conform with JPMorgan Chase’s classification.

17–	Adjustment to reclassify Bear Stearns’ collateralized financings related to securities loaned into securities loaned to conform to the combined JPMorgan Chase classification.

18–	Adjustment to reclassify Bear Stearns’ collateralized financings related to other secured borrowings into other borrowed funds to conform to JPMorgan Chase’s classification.

19–	Adjustment to reclassify Bear Stearns’ unsecured borrowings related to commercial paper from unsecured short-term borrowings into commercial paper to conform to JPMorgan Chase’s classification.

20–
Adjustment to reclassify Bear Stearns’ unsecured borrowings related to bank loans; medium term notes; and other unsecured borrowings from unsecured short-term borrowings into other borrowed funds to conform to JPMorgan Chase’s classification.

21–	Adjustment to reclassify Bear Stearns’ financial instruments sold, but not yet purchased, at fair value into trading liabilities to conform to JPMorgan Chase’s classification.

22–
Adjustment to reclassify Bear Stearns’ payables related to customers, and interest and dividends into accounts payable, accrued expense and other liabilities to conform to JPMorgan Chase’s classification.

23–	Adjustment to reclassify Bear Stearns’ payables related to brokers, dealers and others into brokerage payables to conform to the combined JPMorgan Chase classification.

24–
Adjustment to reclassify JPMorgan Chase’s brokerage-related payables from accounts payable, accrued expense and other liabilities into brokerage payables to conform to the combined JPMorgan Chase classification.

25–	Adjustment to reclassify Bear Stearns’ accrued employee compensation and benefits into accounts payable, accrued expense and other liabilities to conform to JPMorgan Chase’s classification.

26–	Adjustment to reclassify Bear Stearns’ other liabilities and accrued expenses into accounts payable, accrued expense and other liabilities to conform to JPMorgan Chase’s classification.

27–
Adjustment to reclassify Bear Stearns’ liabilities of variable interest entities and mortgage loan special purpose entities into beneficial interests issued by consolidated variable interest entities to conform to JPMorgan Chase’s classification.

28–
Adjustment to reclassify Bear Stearns’ junior subordinated deferrable interest debentures from long-term debt into junior subordinated deferrable interest debentures held by trusts that issued guaranteed capital debt securities to conform to JPMorgan Chase’s classification.

Note 3 — Unaudited Pro Forma Adjustments
The unaudited pro forma combined financial information reflects (1) the issuance of approximately 28,997,000 shares of JPMorgan Chase common stock with an aggregate value of $1.3 billion, which includes the exchange of 27,998,778 Bear Stearns employee stock awards with an estimated fair value of $274 million at February 29, 2008, for equivalent JPMorgan Chase stock awards which are expected to be fully vested immediately after the merger date; and (2) 12,368,342 shares of Bear Stearns common stock that JPMorgan Chase acquired with cash for $150 million in the open market before March 31, 2008. Bear Stearns vested employee stock options had no impact on the purchase price, as the weighted average exercise price of these options was $87.64, which significantly exceeds the closing price of Bear Stearns common stock on March 28, 2008. Given the extent to which these options are out-of-the-money, their fair value is expected to be zero upon conversion into JPMorgan Chase stock options.
In connection with the amendment to the merger agreement, JPMorgan Chase entered into a share exchange agreement under which JPMorgan Chase acquired 95,000,000 newly-issued shares of Bear Stearns common stock (or 39.5% of the outstanding common stock after giving effect to the issuance) at the same price as provided for the acquisition of other Bear Stearns common stock pursuant to the merger agreement. The following table provides a reconciliation of Bear Stearns’ common stock outstanding and in treasury to the shares of common stock that were converted into shares of JPMorgan Chase common stock as of the pro forma merger date.

(in thousands)	Bear Stearns Common Shares

	Issued	Treasury	Net Outstanding
Shares issued and outstanding at February 29, 2008	184,806	(39,136)	145,670

Shares issued per the Share Exchange Agreement(1)	95,000	—	95,000

Shares issued and outstanding after the share exchange	279,806	(39,136)	240,670
Cancellation of shares issued to JPMorgan Chase in connection with the share exchange	(95,000)	—	(95,000)
Treasury shares cancelled in connection with the merger	(39,136)	39,136	—
Cancellation of shares acquired by JPMorgan Chase for cash in the open market through March 31, 2008	(12,368)	—	(12,368)

Shares to be converted into JPMorgan Chase common shares based on the exchange ratio of 0.21753 (2)	133,302	—	133,302

(1)
Represents JPMorgan Chase’s acquisition on April 8, 2008, of a 39.5% interest by the exchange of 95 million Bear Stearns common shares for approximately 21 million JPMorgan Chase common shares under the share exchange agreement.

(2)
Represents JPMorgan Chase’s acquisition of 100% of Bear Stearns’ common shares by the conversion of all outstanding shares (except for shares acquired by JPMorgan Chase for cash in the open market) into shares of JPMorgan Chase under the merger agreement.

(in millions, except per share amounts and where otherwise noted)	March 31, 2008

Purchase price
Bear Stearns common stock exchanged (in thousands)	133,302
Exchange ratio	0.21753

JPMorgan Chase common stock to be issued (in thousands)	28,997
Average purchase price per JPMorgan Chase common share(1)	$45.26

Total fair value of JPMorgan Chase common stock to be issued		$1,312
Bear Stearns common stock acquired for cash in the open market and held by JPMorgan Chase at March 31, 2008 (12,368,342 shares at an average share price of $12.13 per share)		150

Fair value of employee stock awards (largely to be settled by shares held in the RSU Trust(3))		274
Less: Fair value of Bear Stearns common stock held in an RSU Trust and included above in the exchange of common stock		(269	)(3)

Total purchase price		1,467
Net assets to be acquired:
Bear Stearns common stockholders’ equity	$11,544
Bear Stearns goodwill and other intangible assets	(89)
Adjustments to reflect assets to be acquired at fair value:
Other assets	(787)
Amounts to reflect liabilities assumed at fair value:
Trading liabilities	(164)
Long-term debt	(170)

Fair value of net assets acquired		10,334

Negative goodwill resulting from the merger		(8,867)
Negative goodwill allocated to nonfinancial assets(2)		608

		$(8,259	)(4)

(1)
The value of JPMorgan Chase common stock was determined by averaging the closing prices of JPMorgan Chase common stock for the four trading days during the period March 19, 2008, through March 25, 2008.

(2)	Reflects the allocation of the excess of the fair value of net assets acquired over the purchase price which is first used to reduce nonfinancial assets as required by SFAS 141.

(3)
Represents shares of Bear Stearns common stock held in an irrevocable grantor Trust (the “RSU Trust”) to be used for settlement of stock awards granted to selected employees and certain key executives under a restricted stock unit plan. Shares in the RSU Trust will be exchanged for 5.9 million shares of JPMorgan Chase common stock at the exchange ratio of 0.21753 per JPMorgan Chase common stock. Under Emerging Issues Task Force Issue No. 97-14, “Accounting for Deferred Compensation Arrangements where Amounts Earned Are Held in a Rabbi Trust and Invested,” the RSU Trust will be consolidated and the shares held by the RSU Trust will be recorded in equity in a manner similar to treasury stock with an offset to a deferred compensation obligation reported in stockholders’ equity. Accordingly, the ultimate settlement of this deferred compensation obligation will have no effect on the total purchase price.

(4)
JPMorgan Chase and Bear Stearns entered into an agreement to merge on March 16, 2008, and amended the agreement on March 24, 2008. Pursuant to the amended merger agreement each share of Bear Stearns common stock outstanding immediately prior to the Merger will be exchanged for 0.21753 shares of JPMorgan Chase common stock. The Merger was effected on May 30, 2008.

The purchase price allocation presented in the table above reflects valuations as of February 29, 2008, (Bear Stearns fiscal quarter-end). Such allocation does not reflect the effect on valuations caused by market disruptions and the liquidity crisis encountered by Bear Stearns subsequent to February 29, 2008, operating losses incurred by Bear Stearns subsequent to February 29, 2008, merger integration costs and restructuring actions that may be necessary as a result of the Merger, or other costs likely to be incurred by Bear Stearns in connection with the Merger. JPMorgan Chase expects that these items will significantly reduce the negative goodwill to be recognized at the merger date and will also decrease the combined stockholders’ equity of the two firms. JPMorgan Chase currently estimates the range of adjustments not reflected in the purchase price allocation presented above to be approximately $6 billion to $8 billion after-tax. The amounts realized at the merger date could differ materially from this estimate depending on market conditions.

The purchase price allocation above does not include an allocation to intangible assets, such as customer relationship intangibles, that are normally recognized in similar transactions. Bear Stearns experienced a significant liquidity crisis during the end of the week of March 10, 2008, that seriously jeopardized its financial viability, and since the liquidity crisis Bear Stearns has experienced substantial deterioration of its earnings capacity. In addition, during this period and subsequent to the announcement of the Merger a substantial number of Bear Stearns clients have moved their accounts to other providers and customer business activity has declined precipitously. Because of the distressed nature of this transaction, JPMorgan Chase concluded that the value of identifiable intangible assets such as customer relationships was immaterial. In addition, under the circumstances, any allocation to intangible assets would result in additional negative goodwill that would first be used to eliminate the value of nonfinancial assets, including such intangibles, as required by SFAS 141.

The pro forma adjustments included in the unaudited pro forma combined financial information for JPMorgan Chase and Bear Stearns as of and for the three months ended March 31, 2008, and February 29, 2008, and the year ended December 31, 2007, and November 30, 2007, respectively, are as follows:
(A) Adjustment to increase the fair value of certain Bear Stearns nonderivative energy contracts. The increase in fair value largely relates to tolling agreements with agreed upon sales prices.
(B) Adjustment to decrease the fair value of Bear Stearns’ long-term debt. The adjustment will be recognized over the weighted average remaining life of the long-term debt instruments of 4.67 years as of the end of the first quarter of 2008. The impact of the adjustment was an increase in pro forma pretax interest expense of $132 million for the full-year 2007 and $33 million for the first quarter of 2008.
(C) Adjustment to reduce occupancy expense and technology, communications and equipment expense for depreciation related to nonfinancial assets written down by the allocation of negative goodwill.
(D) Assumes that Bear Stearns preferred stock will become preferred stock of a subsidiary of the combined Firm, and shown in other liabilities as minority interest. The related dividends on the preferred stock is recorded in other expense.
(E) Adjustment of $61 million for full-year 2007 and $4 million for the first quarter of 2008 to record the tax effect of the pro forma combined adjustments using a U.S. federal tax rate of 35%.
(F) Average shares were calculated using the historical weighted average shares outstanding of JPMorgan Chase and Bear Stearns for the quarters ended March 31, 2008, and February 29, 2008, and the years ended December 31, 2007, and November 30, 2007, respectively, adjusted using the exchange ratio. Earnings per share data has been computed based on the combined historical income of JPMorgan Chase and Bear Stearns, and the impact of purchase accounting adjustments.
(G) Adjustment to reverse Bear Stearns impairment charge related to goodwill and specialist rights.
(H) Adjustment to eliminate intercompany deposits.
(I) In conjunction with the Merger, the Federal Reserve Bank of New York (the “FRBNY”) will take control, through a limited liability company (“LLC”) formed for this purpose, of a portfolio of $30 billion in assets of Bear Stearns, based on the value of the portfolio as of March 14, 2008. The assets of the LCC will be funded by a $29 billion term loan from the FRBNY, and a $1 billion subordinated note from JPMorgan Chase. The JPMorgan Chase note will be subordinated to the FRBNY loan and will bear the first $1 billion of any losses of the portfolio. Any remaining assets in the portfolio after repayment of the FRBNY loan, the JPMorgan Chase note and the expense of the LCC, will be for the account of the FRBNY. The financing arrangement is expected to close on or about June 26, 2008.
(J) Adjustment for the timing difference between Bear Stearns’ intercompany balances as of February 29, 2008, and JPMorgan Chase’s intercompany balances as of March 31, 2008. Subsequent to the merger announcement in March, JPMorgan Chase and Bear Stearns entered into a number of short-term market transactions including resale agreements, and securities borrowed and lending transactions. Given the difference in timing between each organization’s financial statements, the adjustment required to clear the intercompany timing difference in the first quarter pro forma financial statements principally represents the activity from the merger announcement date through the end of March on JPMorgan Chase’s balance sheet.

(K) Adjustment to eliminate intercompany securities purchased under resale agreements/securities sold under repurchase agreements.
(L) Adjustment to eliminate intercompany securities borrowed/securities loaned.
(M) Adjustment to eliminate intercompany derivatives used for trading purposes.
(N) Adjustment to eliminate Bear Stearns common stock acquired for cash by JPMorgan Chase in the open market and classified as trading assets by JPMorgan Chase.
(O) Adjustment to eliminate intercompany loans/borrowings.
(P) Adjustment to net JPMorgan Chase’s trade date payables with Bear Stearns trade date receivables.
(Q) Adjustment to write-off Bear Stearns nonfinancial assets in accordance with SFAS 141, “Business Combinations,” as a result of allocating negative goodwill.
(R) Adjustment to write-off Bear Stearns’ historical goodwill and intangible assets.
(S) Adjustment to eliminate intercompany other assets and other liabilities.
(T) Adjustment to fair value Bear Stearns’ stock exchange memberships and seats.
(U) Adjustment to other assets to reflect a reduced net deferred tax asset of $367 million resulting from the pro forma adjustments. Deferred taxes were recorded using a U.S. federal rate of 35%.
(V) Adjustment to Bear Stearns’ trading derivative liabilities and long-term structured notes that are recorded at fair value; the adjustment reflects the enhancement in credit quality resulting from applying JPMorgan Chase’s credit spread to Bear Stearns’ liabilities based upon credit quality as observed in the credit default swap market.
(W) Adjustment to eliminate Bear Stearns’ historical stockholders’ equity.
(X) Adjustment to reflect JPMorgan Chase common stock to be issued to Bear Stearns stockholders and the exchange of Bear Stearns vested stock options, vested restricted stock units and vested capital accumulation plan units for corresponding JPMorgan Chase awards.
(Y) Adjustment to record the extraordinary gain resulting from the Merger. The extraordinary gain does not reflect the effect on valuations caused by market disruptions and the liquidity crisis encountered by Bear Stearns subsequent to February 29, 2008, operating losses incurred by Bear Stearns subsequent to February 29, 2008, merger integration costs and restructuring actions that may be necessary as a result of the Merger, or other costs likely to be incurred by Bear Stearns in connection with the Merger. JPMorgan Chase expects that these items will significantly reduce the negative goodwill to be recognized at the merger date and the combined stockholders’ equity of the two firms. JPMorgan Chase currently estimates the range of adjustments not reflected in the purchase price allocation presented above to be approximately $6 billion to $8 billion after-tax. The amounts realized at the merger date could differ materially from this estimate depending on market conditions.
(Z) Adjustment to reflect JPMorgan Chase common stock exchanged for Bear Stearns common stock held in an RSU trust.